Exhibit 99

Attachment I:

FP-Ultra Clean, LLC
2882 Sand Hill Road, Suite 280
Menlo Park, CA 94025

/s/ Dipanjan Deb, on behalf of the Managing Member	Date:	02/22/07

***Signature of Reporting Person